EXHIBIT 10.12

2000 Wyatt Drive, Suite 7 Santa Clara, California 95054 408/588-4630 • Facsimile: 408/588-4636

June 10, 2004

Arthur Nguyen, Corporate Controller
Tvia, Inc.
4001 Burton Drive
Santa Clara, CA 95054

Dear Mr. Nguyen:

Re: Facility No. mp 10 tviainc/COR

4001 Burton Drive, Santa Clara, California (the “Premises”)

Enclosed please find one fully executed 4th Amendment to Lease Agreement for the above referenced Premises. Please keep this copy for your records.

If you have questions, please feel free to call me at (408) 588-4630.

Very truly yours,

PACIFIC REALTY ASSOCIATES, L.P.

/s/ Gregory T. Cantrell

Gregory T. Cantrell
Regional Property Manager

Encl.

FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into this 7th day of June, 2004, by and between KOLL/INTEREAL BAY AREA, a California general partnership (“Landlord”), and TVIA, Inc., a Delaware corporation fka IGS Technologies, Inc., a California corporation (“Tenant”).

RECITALS

     This Amendment is made with reference to the following facts, intentions and objectives:

     A. Landlord and InteGraphics System, Inc., a California corporation and Tenant’s predecessor-in-interest, entered into that certain Mission Park Multi-Tenant Single-Building Modified-Net Lease dated October 27, 1995 (as amended by (i) that certain First Amendment to Lease Agreement between Landlord and Tenant dated January 15, 1999 (ii) that certain Second Amendment to Lease Agreement between Landlord and Tenant dated May 6, 1999 (iii) that certain Third Amendment between Landlord and Tenant dated June 27, 2003 the “Lease”) for certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, which real property is commonly known as 4001 Burton Drive, Santa Clara, California, and is more particularly described and defined in said Lease as the “Premises”.

     B. Landlord and Tenant have agreed to further extend the term of the Lease, Landlord and Tenant acknowledge that the net Monthly Rent payable under the Lease by Tenant as of the commencement of the extended term of the Lease is based upon utilization by Tenant of that portion of the Premises comprising approximately ten thousand (10,000) square feet and more particularly shown in Exhibit 1 attached hereto and incorporated herein of the Premises (the “In-Use Portion”).

     C. Accordingly, Landlord and Tenant have agreed to the modifications to the Lease as set forth below.

     NOW, THEREFORE, in consideration of the foregoing, the receipt of which is acknowledged, and of the mutual agreement of the parties hereto to the terms and conditions hereinafter contained, Landlord and Tenant agree as follows:

1. Effective Date; Capitalized Terms.

     Except as may be specifically set forth herein, the provisions of this Amendment shall be effective as of the date Landlord executes this Amendment as shown next to Landlord’s signature below (the “Effective Date”). Capitalized terms used in this Amendment and not defined shall be deemed to have the same meaning ascribed to them in the Lease.

2. Further Extension of Term of Lease; Net Monthly Rent.

     2.1. Additional Period. The term of the Lease currently expires on July 31, 2004, The existing term of the Lease is hereby further extended for an additional twelve (12) months commencing on August 1, 2004 and continuing through and including July 31, 2005 (the “Additional Period”). All references in the Lease and in this Amendment to “Term” shall mean the existing term of the Lease as extended through the Additional Period.

     2.2. Net Monthly Rent. Net Monthly Rent for each and every month of the Additional Period shall he Eight Thousand Eight Hundred Seventy Five and no/100 Dollars ($8,875.00) per month.

3. As Is.

     Tenant shall continue to lease the Premises for the Additional Period in its “AS IS” condition on the date of the commencement of the Additional Period, Landlord shall have no obligation to make any improvements, alterations, modifications, repairs or refurbishments of any nature whatsoever to the Premises as a condition to or in connection with Tenant’s lease of the Premises for the Additional Period.

4. Brokers.

     Landlord and Tenant acknowledge and agree that no real estate brokers were involved in the negotiation of this Amendment. Landlord and Tenant (each being hereinafter referred to in this Section 4 as the “Indemnitor”) each agrees to defend with counsel reasonably satisfactory to the other party and indemnify the other party from and against all liability, claims, actions, causes of action, suits, demands, damages, or costs of any kind arising from or connected with any broker’s or finder’s fee or commission or charge claimed to be due any person arising from the Indemnitor’s conduct with respect to said transaction, other than the commission provided for above. This obligation shall survive and be enforceable following the expiration or earlier termination of the Lease,

5. Ratification.

     Except as otherwise provided herein, the Lease is hereby ratified and affirmed and remains in full force and effect.

6. Successors and Assigns.

     This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors, transferees, heirs, personal representatives and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the respective dates set opposite their signatures below, but this Amendment on behalf of such party shall be deemed to have been dated as of the date first above written,

TENANT:	LANDLORD:

TVIA, INC.,	KOLL/INTEREAL BAY AREA,
a Delaware corporation	a California general partnership

	By:	Washcop Limited Partnership,
a Delaware limited partnership,
	its:	General Partner

By:	Pacific Resources Associates LLC,
a Delaware limited liability company,
Its:	General Partner

By:	/s/ Arthur Nguyen	By:	/s/ Shari L. Reed

Name:	ARTHUR NGUYEN	Name:	Shari L. Reed
Its:	CFO	Its:	Vice President

EXHIBIT 1

IN-USE PORTION